New Age Alpha Funds Trust 485BPOS

Exhibit 99.(e)(2)

SCHEDULE A
to the
Distribution Agreement
between
New Age Alpha Funds Trust
and
Ultimus Fund Distributors, LLC
dated May 23, 2024

Fund Portfolio(s)

New Age Alpha SMid Cap Value Fund
New Age Alpha Large Cap Value Fund
New Age Alpha Allocation Fund
New Age Alpha Large Core Fund
New Age Alpha Mid Growth Fund
New Age Alpha World Equity Income Fund
New Age Alpha Risk Managed Real Estate Fund
New Age Alpha Market Neutral Real Estate Fund
New Age Alpha Opportunity Fund